James Raftery, C.P.A.

946 S. Stampley Drive                  Phone: 480-835-1040
Suite 103                              Fax:   480-835-8832
Mesa, Arizona 85204

                                               April 2, 2001

                     CONSENT OF AUDITOR

I hereby consent to the use if my name in connection with the 10-KSB annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for Desert Health
Products, Inc.


/s/ James E. Raftery, CPA
James E. Raftery, CPA